Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

Chubb Estimates Third Quarter Hurricane Losses
And Third Quarter Operating Income Per Share

     WARREN, New Jersey, October 15, 2004 — The Chubb Corporation [NYSE: CB] announced today that its total pre-tax losses from all third quarter hurricanes are estimated to be approximately $180 million. Including these losses, Chubb expects to report third quarter operating income (which Chubb defines as net income excluding after-tax realized investment gains and losses) in the range of $1.65 to $1.75 per share. As previously announced, Chubb expects to issue its earnings release with actual third quarter results on October 26, 2004 after 4:00 P.M. Eastern Daylight Time and to hold a webcast analyst conference call on the same day at 5:00 p.m. Information about the conference call is available on Chubb’s website at www.chubb.com.

For further information contact:	Investors:	Glenn A. Montgomery
908-903-2365

	Media:	Mark E. Greenberg
908-903-2682

     Certain statements made in this release should be considered forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. Chubb cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including annual and quarterly reports and other documents filed by The Chubb Corporation with the Securities and Exchange Commission.